                                                                  Exhibit (p)(1)

                             NATIONWIDE MUTUAL FUNDS
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                        NATIONWIDE ASSET ALLOCATION TRUST

                                 CODE OF ETHICS


         The Board of Trustees (each, a "Board" and collectively, the "Boards") of each of Nationwide Separate Account Trust, Nationwide Asset Allocation Trust and Nationwide Mutual Funds (each, a "Trust" and collectively, the "Trusts") have adopted this Code of Ethics, in accordance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"). The Rule makes it unlawful for certain employees of the Trusts, in connection with the purchase or sale by such persons of securities held or to be acquired by the Trusts:

         (1) to employ any device, scheme or artifice to defraud a Trust;

         (2) to make to a Trust any untrue statement of a material fact or omit to state to a Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Trust; or

         (4) to engage in a manipulative practice with respect to a Trust.

         While affirming its confidence in the integrity and good faith of all of its officers and trustees, each Trust recognizes that certain personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by the Trust. Furthermore, if such individuals engage in personal Covered Securities transactions, these individuals could be in a position where their personal interests may conflict with the interests of the Trusts. Accordingly, this Code is designed to prevent conduct that could create an actual or potential conflict of interest with the Trusts.

         A.       DEFINITIONS

         (1) "Access Person" means any trustee, officer or Advisory Person (defined immediately below) of the Trust.

         (2) "Advisory Person" means (a) any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

         (3) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is considered a "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Covered Security. A person is normally regarded as the beneficial owner of Covered Securities held in the name of his or her spouse or minor children living in his or her household.

         (4) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

         (5) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies.

         (6) "Disinterested Trustee" means a trustee of a Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

         (7) "Investment Personnel" means (a) any Portfolio Managers who are employees of the Trust as well as any other person such as a securities analyst and/or trader who is an employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes or participates in the making of recommendations regarding the Trust's purchase or sale of securities (including providing information and advice to Portfolio Managers or helping with the execution of a Portfolio Managers' decisions) or (b) any natural person who controls a Trust and who obtains information concerning recommendations to a Trust regarding the purchase or sale of securities by a Trust.

         (8) "Portfolio Managers" means those individuals who, in connection with his or her regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting a Trust.

         (9) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (10) "Security held or to be acquired" by the Trust means any Covered Security which, within the most recent 15 days, (a) is or has been held by a Trust; (b) is being or has been considered by a Trust or its investment adviser for purchase by the Trust; and (c) any option to purchase or sell, and any Covered Security which is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

         B.       STATEMENT OF GENERAL PRINCIPLES

         It is the duty of all trustees and officers to place the interests of each Trust and its shareholders, first at all times. Consistent with that duty, all Access Persons and Investment Personnel of each Trust must (1) conduct all personal Covered Securities transactions in a manner that is consistent with this Code of Ethics; (2) avoid any actual or potential conflict of personal interest with the interests of a Trust and its shareholders; and (3) adhere to the


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fundamental standard that they should not take inappropriate advantage of their positions of trust and responsibility.

         THIS CODE OF ETHICS APPLIES TO TRANSACTIONS IN COVERED SECURITIES FOR THE PERSONAL ACCOUNTS OF ALL TRUSTEES, OFFICERS AND ADVISORY PERSONS OF THE TRUSTS AND ANY OTHER ACCOUNTS IN WHICH THEY HAVE ANY BENEFICIAL OWNERSHIP. IT IMPOSES CERTAIN INVESTMENT RESTRICTIONS AND PROHIBITIONS AND REQUIRES THE REPORTS SET FORTH BELOW. IF TRUSTEES AND OFFICERS OF A TRUST BECOME AWARE OF MATERIAL NON-PUBLIC INFORMATION, OR IF A TRUST IS ACTIVE IN A GIVEN COVERED SECURITY, SOME PERSONNEL MAY FIND THEMSELVES "FROZEN" IN A POSITION. NO TRUST WILL BEAR ANY LOSSES IN PERSONAL ACCOUNTS RESULTING FROM THE IMPLEMENTATION OF ANY PORTION OF THE CODE OF ETHICS.

         This Code of Ethics does not apply to any Access Person or Investment Personnel employed by any investment adviser, sub-adviser or principal underwriter of the Trust. Those individuals are covered by the Codes of Ethics which have been adopted by those entities in accordance with the provisions of the Rule.

         C.       GENERAL PROHIBITIONS

         (1) All trustees and officers of the Trusts shall keep all information pertaining to the Trusts' portfolio transactions confidential. No person with access to Covered Securities holdings, recommendations or pending transactions should disclose this information to any person, unless such disclosure is made in connection with his or her regular functions or duties. Special care should be taken to avoid discussing confidential information in circumstances which would disclose this information to anyone who would not have access to such information in the normal course of events.

         (2) No Access Person shall utilize information concerning prospective or actual portfolio transactions in any manner which might prove detrimental to the interests of a Trust.

         (3) No Access Person shall use his or her position for his or her personal benefit or attempt to cause a Trust to purchase, sell or hold a particular Covered Security when that action may reasonably be expected to create a personal benefit for the Access Person.

         (4) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule set forth above.

         D.       PERSONAL TRADING RESTRICTIONS

         (1)      PRE-CLEARANCE

         Access Persons are required to pre-clear personal Covered Securities transactions (excluding those exempted under Section D(8)) with the designated compliance personnel. Requests for pre-clearance must be made in writing on the Pre-clearance Request Form provided by the compliance officer. Transactions should not be placed for execution until pre-clearance approval has been received. Pre-clearance approval is good only for the day received; therefore, orders should be placed as market or day limit orders. If for any reason the trade is not executed on the day on which pre-clearance approval is received, the Access Person must submit a new



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request and receive approval prior to placing any subsequent order. For purposes of this requirement, any Disinterested Trustee who does not know that the Trust, during a 15 day period before or after the proposed trade in a Covered Security by the Disinterested Trustee, purchased or sold, or considered purchasing or selling, such Covered Security has no obligation to pre-clear or report the trade.

         (2)      INITIAL PUBLIC OFFERINGS ("IPOS")

         Investment Personnel are prohibited from acquiring any Covered Security in an IPO. Investment Personnel may, however, request and receive approval to participate in a conversion offering (as described in NASD's Freeriding and Withholding Interpretations ("NASD Rules")). In approving any such request, the onus for substantiating and documenting compliance with the NASD Rules rests on the individual seeking approval. Also, notwithstanding proof of compliance with the NASD Rules, approval may be withheld if the reviewing compliance personnel believes that an actual or potential conflict of interest exists with respect to a Trust.

         (3)      PRIVATE PLACEMENTS

         Investment Personnel must obtain prior approval from the appropriate compliance officer before acquiring Covered Securities in a private placement. In determining whether to grant such prior approval, the appropriate officer shall determine (among other factors) whether the investment opportunity should be reserved for a Trust and its shareholders, and whether the opportunity is being offered to the individual by virtue of his or her position with a Trust. Any Investment Personnel who has been authorized to acquire Covered Securities in a private placement, must disclose that investment when he or she is involved in any subsequent consideration of an investment by a Trust in that issuer. In such circumstances, Investment Personnel with no personal interest in the particular issuer shall independently review a Trust's decision to purchase that issuer's Covered Securities.

         (4)      60 DAY HOLDING PERIOD

         Investment Personnel shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within sixty
(60) calendar days. Trades made in violation of this policy should be unwound, if possible. In the event such trades cannot be unwound, any profits realized on such short-term trades shall be subject to disgorgement to a Trust.

         (5)      BLACKOUT PERIOD

                  (a)      SAME DAY

                  Access Persons are prohibited from executing any personal Covered Securities transaction on a day on when a Trust has a pending buy or sell order in that same Covered Security. This prohibition shall be lifted once the Trust executes or withdraws its order for the Covered Security in question. However, trustees who are not officers of a Trust's investment adviser or any of its affiliates and who, on the day they execute a personal Covered Securities transaction have no knowledge of what a Trust is trading on that day, are not subject to this Same Day Blackout Period.


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


                  (b)      SEVEN DAY

                  All Portfolio Managers are prohibited from executing any personal Covered Securities transactions within seven (7) calendar days before or after the day any series of a Trust managed by such person trades in that Covered Security.

                  (c) Trades made in violation of these blackout periods should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to a Trust.

         (6)      GIFTS

         No Investment Personnel shall seek or accept anything of more than de minimis value, either directly or indirectly, from broker-dealers or other persons, which to the actual knowledge of the Investment Personnel, do business or might do business with a Trust. For purposes of this provision, the following gifts will not be considered to be in violation of this section: (a) an occasional meal; (b) an occasional ticket to a sporting event, the theater or comparable entertainment; and (c) other gifts of nominal cost.

         (7)      EXEMPTED TRANSACTIONS

         The prohibitions of Section (D)(4)-(5) of this Code of Ethics shall not apply to:

                  (a) purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control;

                  (b) purchases or sales which are nonvolitional(1) on the part of the Access Person, Investment Personnel or a Trust;

                  (c) purchases which are part of an automatic dividend reinvestment plan; or

                  (d) purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (8) Access Persons are generally required to obtain pre-clearance before executing any trade. However, in certain instances an Access Person is relieved from obtaining pre-clearance, but must report the transaction. In other instances, the Access Person is relieved of both of the duty to obtain pre-clearance and to report the transaction.

                  (a) Access Persons do not have to pre-clear the following transactions, but must report them:

-------------------------

(1) Nonvolitional purchases or sales include those transactions which do not involve a willing act or conscious decision on the part of the trustee or officer. For example, shares received or disposed of by Access Persons or Investment Personnel in a merger, recapitalization or similar transaction are considered nonvolitional.



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                           (i) Stocks when the total purchase/sale of the
                  particular issuer is 500 shares or fewer in a calendar quarter.

                           (ii) Option contracts on stock when the total
                  purchase/sale of the contract is 500 shares or fewer of a particular issuer in any calendar quarter.

                           (iii) Corporate debt Covered Securities(2) rated in
                  the highest grades by any Nationally Rated Statistical Rating Organization if the purchase/sale is $25,000.00 or less per issue in any calendar quarter.

                           (iv) Municipal bonds if the purchase/sale is
                  $25,000.00 or less per issue in any calendar quarter.

                           *PROVISION (8)(a) AND ITS SUB-PARTS DO NOT RELIEVE
                  ACCESS PERSONS OF THEIR DUTY TO REPORT THE TRANSACTIONS DESCRIBED THEREIN. FURTHERMORE, THIS PROVISION DOES NOT APPLY TO TRANSACTIONS COVERED UNDER SECTIONS D(2) AND D(3).

                           For purposes of this requirement, any Disinterested
                  Trustee who does not know that the Trust, during a 15 day period before or after the proposed trade in a Covered Security by the Disinterested Trustee, purchased or sold, or considered purchasing or selling, such Covered Security has no obligation to pre-clear or report the trade.

                  (b) The following transactions are exempt from the prohibitions contained in this Code of Ethics, do not require prior clearance and do not have to be reported (securities which do not qualify as Covered Securities under this Code of Ethics are also exempt from these reporting requirements):

                           (i) Variable annuities.

                           (ii) Oil, gas or other mineral leases.

                           (iii) Commodities, commodity contracts or futures
                  contracts.

         (9) Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the appropriate compliance officer. Such authorization should be based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders. Where service on a board of directors is authorized, Investment Personnel serving as directors should be isolated from those making investment decisions regarding the company through "Chinese Wall" procedures.

-----------------------------
(2) Corporate debt Covered Securities which are rated in the highest grades have an extremely strong capacity to pay principal and interest. The following Corporate debt Covered Securities are considered to have the highest ratings:
(a) bonds rated AA or higher by Standard & Poor's Corporation; (b) bonds rated Aa or higher by Moody's Investors Service, Inc.; and (c) bonds rated A or higher by Fitch or Duff.



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

         E.       REPORTING, DISCLOSURE AND CERTIFICATION REQUIREMENTS

         (1)      INITIAL HOLDINGS REPORTS

         All Access Persons (excluding any Disinterested Trustee who would be required to make a report solely by reason of being a trustee) shall disclose all personal Covered Securities holdings to the appropriate compliance officer. The Initial Report shall be made on the form attached as Exhibit A and shall contain the following information:

                  (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  (c) the date that the report is submitted by the Access
         Person.

         All Access Persons currently employed by a Trust shall submit an Initial Report to the appropriate compliance officer within ten days of the date of this Code of Ethics. All other Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

         (2)      QUARTERLY REPORTS

                  (a) All Access Persons shall report to the appropriate compliance officer, the information described below in Sub-paragraph
         (2)(c) of this Section with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Covered Security.

                  (b) Each Disinterested Trustee who would be required to make a report solely by reason of being a trustee, need only submit a Quarterly Report if such trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately before or after the trustee's transaction in a Covered Security, that the Trust purchased or sold the Covered Security, or the Trust or its investment adviser considered purchasing or selling the Covered Security.

                  (c) Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. All Access Persons shall be required to submit a report for all periods, including those periods in which no Covered Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit B or on any other form containing the following information:

                           (i) the date of the transaction, the title of the
                  Covered Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;



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

                           (ii) the nature of the transaction (i.e., purchase,
                  sale or any other type of acquisition or disposition);

                           (iii) the price at which the transaction was
                  effected;

                           (iv) the name of the broker, dealer or bank with or
                  through whom the transaction was effected; and

                           (v)      the date the report is submitted.

                  (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

                  (e) All Access Persons shall direct their brokers to supply duplicate copies of all monthly brokerage statements (excluding confirmations) for all Covered Securities accounts maintained by the Access Person to the appropriate compliance officer, on a timely basis. In addition, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall report the following information:

                           (i) the name of the broker, dealer or bank with whom
                  the Access Person established the account;

                           (ii) the date the account was established; and

                           (iii) the date the report is submitted.

         (3)      ANNUAL HOLDINGS REPORTS

         All Access Persons (excluding any Disinterested Trustee who would be required to make a report solely by reason of being a trustee) shall disclose all personal Covered Securities holdings on an annual basis on the Form attached as Exhibit C within 30 days after the end of the calendar year. All Annual Reports shall provide information on personal Covered Securities holdings that is current as of a date no more than 30 days before the Annual Report is submitted. Such Annual Reports shall contain the following information:

                  (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

                  (c) the date that the report is submitted by the Access
         Person.



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




         (4)      CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

         All Access Persons shall certify annually that:

                  (a) they have read and understand the Code of Ethics and recognize that they are subject to its provisions;

                  (b) they have complied with the requirements of the Code of Ethics; and

                  (c) they have reported all personal Covered Securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

         (5)      PERSONAL BROKERAGE ACCOUNTS

         No trustee or officer of a Trust, other than a Disinterested Trustee, shall open a personal brokerage account directly or indirectly without obtaining prior authorization from the appropriate compliance officer. In addition, all trustees and officers of a Trust, other than a Disinterested Trustee, shall provide compliance personnel with a listing of all brokerage accounts in which the trustees or officers have a direct or indirect interest upon commencing employment and on an annual basis thereafter. These reports may be made using Exhibits A or C, as applicable.

         (6)      REVIEW OF REPORTS AND NOTIFICATION

         Each Trust will appoint compliance personnel to review all brokerage account statements and Quarterly, Initial and Annual Reports to detect conflicts of interest and abusive practices. In addition, the appropriate compliance officer shall notify each Access Person that he or she is subject to the reporting requirements provided under this Code of Ethics and shall deliver a copy of this Code of Ethics to each person upon request.

         F.       REPORTING OF VIOLATIONS TO THE BOARD

         Any person, including the compliance officer, shall promptly report all violations and apparent violations of this Code of Ethics and the reporting requirements thereunder to the Board of the appropriate Trust.

         G.       BOARD APPROVAL

         Upon its adoption, the compliance officer shall submit a copy of the Code of Ethics to the Board for approval no later than September 1, 2000. The compliance officer is further required to obtain board approval for any material changes to this Code within six (6) months of any such change.

         H.       ANNUAL REPORTING TO THE BOARD

         Each Trust (or a Trust's investment adviser on behalf of the Trust) and its principal underwriter shall prepare a written annual report relating to its Code of Ethics to the Board of the Trust. Such annual report shall:




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



         (1) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (2) identify any material violations requiring significant remedial action during the past year;

         (3) identify any recommended changes in the existing restrictions or procedures based upon experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

         (4) certify that the Trust or the principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating its Code of Ethics.

         I.       ANNUAL REPORTING OF INVESTMENT ADVISERS TO THE BOARD

         Any investment adviser or sub-adviser to the Trust shall also prepare a written annual report, such as the annual report described in Section H of this Code of Ethics, relating to its particular Code of Ethics to the Board.

         J.       SANCTIONS

         Upon discovering a violation of this Code, a Board may impose such sanctions as it deems appropriate, including, among other things, issuing a letter of censure or suspension or terminating the employment of the violator or referring the matter to the appropriate regulatory or governmental authority.

         K.       RETENTION OF RECORDS

         Each of the Trusts shall, at its principal place of business, maintain records in the manner and to the extent set out below and must make these records available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

         (1) A copy of this Code of Ethics, or any Code of Ethics which within the past five (5) years has been in effect, shall be preserved in an easily accessible place;

         (2) A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

         (3) A copy of each report made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         (4) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place;



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         (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of Covered Securities, in a private placement, as described in Section D(3) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the approval is granted.

         (6) A copy of each annual report required under Section H for at least five (5) years after the end of the fiscal year in which it is made, the first two in an accessible place.

Date:  March 2, 2000



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


                                                                       EXHIBIT A

                             NATIONWIDE MUTUAL FUNDS
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                        NATIONWIDE ASSET ALLOCATION TRUST

                                 CODE OF ETHICS

                                 INITIAL REPORT

To the Compliance Officer of the Trust:

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for the Trust.

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and Covered Securities held or to be acquired by the Trust or any of its series.

         4. As of the date below I had a direct or indirect beneficial ownership in the following Covered Securities:

                                                             Dollar Amount        Type of Interest
      Title of Security             Number of Shares        of Transaction      (Direct or Indirect)
      -----------------             ----------------        --------------      --------------------





                  5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.



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

           Name of Broker, Bank or Dealer with Whom
                       Account Maintained        Date Established
                       ------------------        ----------------







Name:
     ---------------------------
Title:
       -------------------------
Date Report Submitted:
                      ------------------



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


                                                                       EXHIBIT B
                             NATIONWIDE MUTUAL FUNDS
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                        NATIONWIDE ASSET ALLOCATION TRUST

                                 CODE OF ETHICS

                    Quarterly Securities Transactions Report
                    For the Calendar Quarter Ended: _________

To the Compliance Officer of the Trust:

         During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

=================================================================================================================================

                                                INTEREST RATE         DOLLAR           NATURE OF                    BROKER/
   TITLE OF          DATE OF         NO. OF      AND MATURITY        AMOUNT OF        TRANSACTION      PRICE         DEALER
   SECURITY        TRANSACTION       SHARES        DATE (if         TRANSACTION     (Purchase, Sale,            OR BANK THROUGH
                                                 applicable)                             Other)                  WHOM EFFECTED
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

         I hereby represent that I established the brokerage accounts listed below, in which Covered Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage statements sent to the compliance officer.



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

          Name of Broker, Dealer or Bank with Whom
                      Account Established        Date Established
                      -------------------        ----------------







         Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by the Trust or any of its series.


Name:
      ----------------------------------
Title:
        --------------------------------
Date Report Submitted:
                       -----------------




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


                                                                       EXHIBIT C
                             NATIONWIDE MUTUAL FUNDS
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                        NATIONWIDE ASSET ALLOCATION TRUST

                                 CODE OF ETHICS
                                  ANNUAL REPORT

         To the Compliance Officer of the Trust:

         1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all Covered Securities transactions required to be reported pursuant to the Code.

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and Covered Securities held or to be acquired by the Trust or any of its series.





         4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the following Covered Securities:

                                                      Principal Amount        Type of Interest     Broker/Dealer or Bank
    Title of Security         Number of Shares       of Securities Sold     (Direct or Indirect)   Through Whom Effected
    -----------------         ----------------       ------------------     --------------------   ---------------------









         5. I hereby represent that I maintain the account(s) listed below in which Covered Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

           Name of Broker, Bank or Dealer with Whom
                      Account Maintained        Date Established
                      ------------------        ----------------










Name:
      -----------------------------------
Title:
       ----------------------------------
Date Report Submitted:
                       ------------------




                                       17